Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-156883) and Form S-8 (No. 33-94338, 33-94386, 333-64232, 333-64232, 33-158893 and 33-217714) of HMN Financial, Inc. and subsidiaries of our report dated March 15, 2024, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2023.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP

Milwaukee, Wisconsin
March 15, 2024